[FORM OF CAYMAN ISLANDS DEED OF COVENANTS]




                                DEED OF COVENANTS

                                   COLLATERAL

                                       TO

                             STATUTORY SHIP MORTGAGE

                                     ON THE

                            CAYMAN ISLANDS FLAG SHIP

                               M/V [NAME OF SHIP]






                           GRANTED BY ___________________________, AS SHIPOWNER

                                   IN FAVOR OF

                     THE FIRST NATIONAL BANK OF MARYLAND, AS
                     COLLATERAL AGENT, TRUSTEE AND MORTGAGEE
                                       ON

                                  ______, 19__

                                DEED OF COVENANTS

                                   M/V ______

                  THIS DEED OF COVENANTS is made the _____ day of ____, 19___ between ________________, (herein called the "Shipowner", which term shall include its successors and permitted assigns), having its principal place of business at ____________________ and The First National Bank of Maryland, having its principal place of business at __ ___________________________, as Collateral Agent and Trustee (herein called the "Mortgagee") under a Collateral Agency and Intercreditor Agreement dated as of July 15, 1998, (the "Collateral Agency Agreement") among the Mortgagee, The First National Bank of Maryland, not in its individual capacity but as trustee (the "Trustee") under the Indenture (as defined), The Bank of New York (the "Working Capital Facility Provider"), the Shipowner, certain other Subsidiary Guarantors (as defined in the Collateral Agency Agreement) and Millenium Seacarriers, Inc., (the "Issuer");

                  WHEREAS:

                  A. The Shipowner is the absolute and unencumbered owner of the 64/64th shares in the ship ______________, more fully described in the First Schedule hereto.

                  B. The Issuer has issued One Hundred Million United States Dollars (U.S. $100,000,000) representing 100,000 units (the "Units"), each Unit consisting of $1,000 principal amount at maturity of its 12% First Priority Ship Mortgage Notes Due 2005 (the "Notes") and one warrant to purchase five shares of common stock, par value $.01 per share of the Issuer, and whereas the Notes will be issued in accordance with the terms of the Indenture dated as of July 15, 1998 among the Trustee, the Issuer, the Shipowner and certain other Subsidiary Guarantors, and the Shipowner acknowledges that the Issuer is justly indebted up to the principal amount of U.S. $100 Million to the Holders of the Notes on the date hereof;

                  [C. A portion of the proceeds of the Notes have been lent by the Issuer to the Shipowner and used to refinance the indebtedness of the Shipowner respecting the Ship;] [INSERT IF APPLICABLE]

                  [C. Pursuant to the Escrow and Pledge Agreement dated as of July 15, 1998 between the Issuer and The First National Bank of Maryland, as Escrow Agent, the Issuer has deposited with the Escrow Agent a portion of the net proceeds of the Offering of the Notes, to be used upon the satisfaction of certain conditions including the delivery of this Deed to acquire additional Mortgaged Vessels;]

                  D. There has, contemporaneously with the execution of this Deed, been executed by the Shipowner in favor of the Mortgagee a Statutory Mortgage (the "Mortgage") in account current form constituting a First Preferred Statutory Mortgage of the Owner's 64/64th shares in the Ship;

                  E. In accordance with the Indenture, the Shipowner has [executed and delivered a Supplemental Indenture pursuant to which it has] guaranteed (the "Guarantee") the payment in full of the principal of, interest on, and premium, if any, in respect of the Notes, made an assignment to the Trustee as collateral security of certain of its rights in respect to the Ship and has agreed to execute and deliver the Mortgage and this Deed in favor of the Mortgagee as security for its obligations under its Guarantee;

                  F. The Issuer has entered into a Credit Agreement (the "Working Capital Facility Agreement") dated as of July 20, 1998 among the Working Capital Facility Provider and the Issuer pursuant to which the Working Capital Facility Provider has agreed to make available to the Issuer a revolving line of credit, not to exceed at any one time outstanding Seven Million United States Dollars (US $7,000,000), all loans thereunder (the "Working Capital Loans") to bear interest at LIBOR, plus 1 1/2%, and to be repayable on or before July 24, 1999;

                  G. The Shipowner [shall, concurrently with any capital draws under the Working Capital Facility Agreement, execute and deliver] [has executed and delivered] a Guaranty Agreement (a "Working Capital Guarantee") pursuant to which it [shall guarantee] [has guaranteed] the payment in full of the principal of, interest on, and premium, if any, in respect of the line of credit (the "Working Capital Facility") made available pursuant to the Working Capital Facility Agreement, [make] [made] an assignment to the Working Capital Facility Provider as collateral security of certain of its rights with respect to the Mortgaged Vessel and [shall agree] [has agreed] to execute and deliver the Mortgage in favor of the Mortgagee as security for its obligations under its Working Capital Guarantee; and

                  H. This Deed is supplemental to the Indenture and the Mortgage aforesaid and to the security thereby created and except as otherwise defined herein, terms defined in the executed Indenture are used herein as defined therein and terms not defined in the Indenture and defined in the Collateral Agency Agreement are used herein as defined in the Collateral Agency Agreement. A copy of each of: (i) the Indenture , (ii) the Working Capital Facility Agreement, (iii) the Working Capital Guarantee and (iv) the Collateral Agency Agreement is attached hereto as Exhibit A, B, C and D, respectively, and made a part hereof.

                  NOW, THEREFORE, THIS DEED WITNESSETH AND IT IS HEREBY AGREED AS FOLLOWS:

                  In this Deed unless the context otherwise requires the "Ship" means the ship described in the First Schedule hereto and includes any share or interest therein and its engines, machinery, boats, tackle, outfit, spare gear, fuel, consumable or other stores, belongings and appurtenances, whether on board or ashore;

                  That, in consideration of the premises and of the additional covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and in order to secure the payment of the principal of, interest on and premium, if any, respecting the Notes, the Working Capital Loans, the Obligations, fees, expenses and all other sums due or otherwise secured under the Indenture, under the Working Capital Guarantee or hereunder (all such principal, interest, premium and other amounts hereby collectively called the "Indebtedness hereby secured"), and to secure the due performance and observance of all the agreements and covenants in the Notes, the Indenture, the Working Capital Guarantee, the other Security Agreements, and herein contained, the SHIPOWNER HEREBY MORTGAGES AND CHARGES to and in favor of the Mortgagee all its interest, present and future, in the Ship and, without prejudice to the generality of the foregoing, the SHIPOWNER HEREBY ASSIGNS AND AGREES TO ASSIGN to the Mortgagee the SHIPOWNER's interest in the earnings of the Ship, the insurances as hereinbefore defined.

                  IT IS DECLARED AND AGREED that the security created by this Deed and the Mortgage shall be held by the Mortgagee as a continuing security for the payment of the Indebtedness notwithstanding the liquidation, incapacity or any change in the constitution of the Shipowner, or in the name or style thereof and that the security so created shall not be affected in any way by any time or indulgence granted to the Shipowner or by any variation, compromise or release of any Shipowner's obligations under this Deed and the Mortgage and shall not be satisfied by any intermediate payment or satisfaction of any part of the amount hereby and thereby secured and that the security so created shall be in addition to, and shall not in any way be prejudiced or affected by, any collateral or other security now or hereafter held by the Mortgagee for all or any part of the moneys hereby and thereby secured and that every power and remedy given to the Mortgagee hereunder shall be in addition to and not a limitation of any and every power or remedy vested in the Mortgagee under this Deed and the Mortgage and that all powers so vested in the Mortgagee may be exercised from time to time and as often as the Mortgagee may deem expedient.


                                   ARTICLE I.

                   COVENANTS OF THE SHIPOWNER TO THE MORTGAGEE

                  SECTION 1: ACKNOWLEDGMENT OF DEBT; GOVERNING LAW. (a) The Shipowner hereby acknowledges that pursuant to its Guarantee, it is justly indebted (i) pursuant to its Guarantee to the Holders of the Notes in the principal amount of up to One Hundred Million United States Dollars (U.S. $100,000,000) and (ii) pursuant to its Working Capital Guarantee to the Working Capital Facility Provider in the principal amount of up to $7,000,000 and will pay or cause to be paid the Indebtedness hereby secured. The Shipowner will observe, perform and comply with the covenants, terms and conditions herein, express or implied, on its part to be observed, performed or complied with.

                  (b) This Deed and the Mortgage are intended to be a first preferred mortgage under the laws of the Cayman Islands ("Cayman Islands law") and as such shall be governed by Cayman Islands law. However, in the event of any conflict between the substantive provisions of this Deed and the Mortgage on the one hand and the Indenture on the other, the terms of the Indenture shall prevail, provided they are consistent with Cayman Islands law.

                  SECTION 2: ORGANIZATION OF SHIPOWNER. (a) The Shipowner is a corporation duly organized and existing under the laws of _____________________ and shall so remain during the life of this Deed and the Mortgage and so long as each of the Indenture and the Working Capital Guarantee shall remain in effect and any Obligations or any Working Capital Loans remain outstanding.

                  (b) The Shipowner has full power and authority to own, operate, charter and mortgage the Ship; all action necessary and required by law for the execution and delivery of this Deed and the Mortgage has been duly and effectively taken; and this Deed, the Mortgage and the Indebtedness hereby secured is and will be the valid and enforceable obligation of the Shipowner in accordance with its terms. All consents or approvals required in respect of this Mortgage have been obtained and are in full force and effect.

                  SECTION 3: NO EXISTING LIENS. The Shipowner lawfully owns and is lawfully possessed of the Ship free from any lien or encumbrance whatsoever other than (a) liens for current crew's wages, (b) liens covered by valid policies of insurance held by the Mortgagee and meeting the requirements of Section 14 below of this Article I, (c) liens not covered by insurance incurred in the ordinary course of business and not more than thirty days past due; and (d) Permitted Liens, and will warrant and defend the title and possession thereto and to every part thereof for the benefit of the Mortgagee against the claims and demands of all persons whomsoever.

                  SECTION 4: PREFERRED MORTGAGE UNDER CYPRIOT LAW. The Ship is duly documented in the name of the Shipowner under the laws and flag of the Cayman Islands. The Shipowner will cause this Deed and the Mortgage to be duly recorded in accordance with the provisions of The Merchant Shipping Acts as extend to the Cayman Islands and the pertinent provisions of the other laws of the Cayman Islands (the "Cayman Islands Maritime Law"), and will otherwise comply with and satisfy all of the provisions of the Cayman Islands Maritime Law in order to establish and maintain this Deed and the Mortgage, as at any time amended, supplemented or assigned, as a first preferred mortgage lien thereunder upon the Ship and upon all renewals, replacements and improvements made in or to the same or any part thereof for the amount of the Indebtedness hereby secured.

                  SECTION 5: NO UNLAWFUL OPERATION. The Shipowner will not cause or permit the Ship to be operated in any manner contrary to law, and the Shipowner will not engage in any unlawful trade or violate any law or carry any cargo that will expose the Ship to penalty, forfeiture or capture, and will not do, or suffer or permit to be done, anything which can or may injuriously affect the registration or enrollment of the Ship under the laws and regulations of Cayman Islands and will at all times at its own expense keep the Ship duly documented thereunder, except in the case of any change of registry permitted by the Indenture or hereby, in which case a mortgage will be recorded against the Ship under the laws of any such new registry state.

                  SECTION 6: PAYMENT OF TAXES, ETC. The Shipowner will pay and discharge when due and payable, from time to time, all taxes, assessments, governmental charges, fines and penalties lawfully imposed on the Ship or any income therefrom; PROVIDED that the Shipowner shall not be required to pay any such tax, assessment or charge if the validity or amount thereof is concurrently contested in good faith by appropriate proceedings, the Shipowner shall have set aside on its books reserves in accordance with generally accepted accounting principles in the United States consistently applied deemed by it adequate with respect to such tax, assessment or charge and during the pendency of such contest the Ship will not be subject to sale or forfeiture; and PROVIDED FURTHER, however, that the Shipowner will pay or cause to be paid all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any lien which is attached as security therefor.

                  SECTION 7: NO POWER TO CREATE LIENS. Neither the Shipowner, any charterer, the Master of the Ship nor any other person has or shall have any right, power or authority to create, incur or permit to be placed or imposed or continued upon the Ship any lien or encumbrance whatsoever other than Permitted Liens, liens for current crew's wages and salvage and the lien of this Deed and the Mortgage.

                  SECTION 8: NOTICE OF MORTGAGE. The Shipowner will place, and at all times and places will retain, a properly certified copy of this Mortgage on board the Ship with her papers and will cause each such certified copy and the Ship's marine document to be exhibited to any and all person having business therewith which might give rise to any lien thereon other than liens for crew's wages or salvage, and to any representative of the

Mortgagee; and will place and keep prominently displayed in the chart room and in the Master's cabin of the Ship a framed printed notice in plain type reading as follows:

                               "NOTICE OF MORTGAGE

                                    This ship is covered by a First Preferred
                           Mortgage in favor of the First National Bank of Maryland, as Trustee/Mortgagee, under authority of the provisions of the Merchant Shipping Acts as extended to the Cayman Islands and the pertinent provisions of the other laws of the Cayman Islands. Under the terms of said First Preferred Mortgage, neither the Owner, any charterer, the Master of this Ship nor any other person has any right, power or authority to create, incur or permit to be imposed upon this Ship any other lien whatsoever except liens for crew's wages and salvage."

                  SECTION 9: DISCHARGE OF LIENS, ENCUMBRANCES, ETC. Except for the lien of this Deed and the Mortgage, Permitted Liens or liens for loss, damage or expense, which are fully covered by insurance or, in respect of which, a bond or other security has been posted by the Shipowner with the appropriate court or other tribunal to prevent the arrest or secure the release of the Ship from arrest on account of such claim or lien, the Shipowner will not suffer to be continued any lien, encumbrance or charge on the Ship, and in due course and in any event, by the earlier of ninety (90) days after the same becomes due and payable or twenty-one (21) days after being requested to do so by the Mortgagee, will pay or cause to be discharged or make adequate provision for the satisfaction or discharge of all claims or demands, or will cause the Ship to be released or discharged from any lien, encumbrance or charge therefor.

                  SECTION 10: LIBEL. If a libel, complaint or similar process be filed against the Ship or the Ship be otherwise attached, levied upon or taken into custody by virtue of any legal proceeding in any court, the Shipowner will promptly notify the Mortgagee thereof by cable, facsimile or telex, confirmed by letter, at its address, as specified in this Deed, and within fifteen (15) days of such filing, attachment, levy or taking into custody will cause the Ship to be released and all liens thereon other than this Deed and the Mortgage and the liens securing the obligations under the Security Agreements and the Working Capital Guarantee to be discharged and will promptly notify the Mortgagee thereof in the manner aforesaid. In the event the Ship is levied upon or taken into custody or detained by any authority whatsoever, the Shipowner agrees forthwith to notify the Mortgagee thereof by telex, confirmed by letter. The Shipowner will notify the Mortgagee within forty-eight (48) hours after it has become known to the Shipowner of any average or salvage incurred by the Ship.

                  SECTION 11: SHIP CONDITION. (a) The Shipowner at all times and without cost or expense to the Mortgagee, will maintain and preserve, or cause to be maintained and preserved, the Ship and all its equipment, outfit and appurtenances, tight, staunch, strong, in good condition, working order and repair and in all respects seaworthy and fit for its intended service, and will keep the Ship, or cause her to be kept and maintained, in such condition as to make her comply with the provisions of the Merchant Shipping Acts as extended to the Cayman Islands as will entitle her to maintain her current classification and rating for ships of the same age and type, free of notices, recommendations or qualifications which negatively affect such classification in [INSERT CURRENT CLASSIFICATION SOCIETY] or other classification society of like standing approved by the Mortgagee. The Ship shall, and the Shipowner covenants that she will, at all times comply with all applicable laws, treaties and conventions, and rules and regulations issued thereunder, and shall have on board as and when required thereby valid certificates showing compliance therewith, including all Safety Management Certificates required by the International Safety management Code (the "ISM Code"). The Shipowner will not make, or permit to be made, any substantial change in the structure, type or speed of the Ship or with respect to any of the terms of the instruments of insurance or diminish the value of the Ship without first receiving written approval thereof from the Mortgagee.

                  (b) The Shipowner agrees to give the Mortgagee at least ten
(10) days notice of the actual date and place of any survey or drydocking in order that the Mortgagee may have representatives present if desired. The Shipowner agrees that at the Mortgagee's request it will satisfy the Mortgagee that the expense of such survey or drydocking or work to be done thereat is within Shipowner's financial ability and will not result in a claim or lien against the Ship in violation of the provisions of this Mortgage.

                  (c) The Shipowner agrees to submit the Ship regularly to such periodical or other surveys as may be required for classification purposes and will promptly supply to the Mortgagee copies of all reports issued in respect thereof.

                  SECTION 12:  PROVISION OF INFORMATION AND DOCUMENTS.

                  (a) The Shipowner will at all reasonable times afford the Mortgagee or its authorized representatives full and complete access to the Ship for the purpose of inspecting the Ship and her cargo and papers and, at the request of the Mortgagee, the Shipowner will deliver for inspection, copies of any and all contracts and documents relating to the Ship, whether on board or not.

                  (b) The Shipowner hereby agrees to promptly furnish to the Mortgagee on demand, all charterparties or contracts of affreightment relating to the Ship and full details as to the parties, times of delivery and the like pertaining thereto.

                  (c) On the date hereof and on an annual basis, the Shipowner shall obtain and provide the Mortgagee with a Certificate of Confirmation of Class.

                  (d) The Shipowner agrees to assign to the Mortgagee contemporaneously with the execution of this Mortgage any charters or earnings of the Ship pursuant to the Indenture or the Supplemental Indenture.

                  (e) The Shipowner hereby appoints the Mortgagee attorney-in-fact of the Shipowner, whether or not an event of default shall have occurred or is continuing, to appear before governmental bodies, classification societies and insurers and to demand and receive to the same extent that the Shipowner itself might, all information and certificates respecting (i) the organizational status of the Shipowner under the laws of its jurisdiction of organization or any other jurisdiction in which it may have qualified to do business, (ii) the status of the Ship under the laws and regulations of its country of registration, and its compliance with the requirements thereof, and
(iii) the state of the records of the Ship or of the Shipowner in respect of the Ship in any classification society with which the Ship may be classed or of any company, association or club by whom the Ship or the Shipowner in respect of the Ship may be insured; and the Shipowner hereby agrees that the Mortgagee may execute its powers as attorney-in-fact as aforesaid through its agents, representatives and attorneys. This power of attorney is coupled with an interest and shall be irrevocable as long as any Indebtedness hereby secured remains outstanding.

                  SECTION 13: NO TRANSFER OF FLAG; SALE; CHARTER. (a) The Shipowner will not transfer or change the flag or port of documentation of the Ship (except to Panama, the Bahamas, Liberia, the Republic of Cyprus, Isle of Man, the Hellenic Republic or any other jurisdiction which at the time is generally deemed acceptable by institutional lenders to the shipping industry, as determined in good faith by the Board of Directors, as permitted by the terms of the Indenture, PROVIDED, HOWEVER, that there shall at all times exist an effective Mortgage on the Ship, notwithstanding such transfer or change of flag or port) without the prior written consent of the Mortgagee (which consent shall contain such terms and conditions as the Mortgagee shall reasonably conclude are necessary, including Opinions of Counsel, filings and documentation, to ensure the continuing first preferred perfected Lien of the Mortgagee for the benefit of the Holders and the Working Capital Facility Provider in respect of the Ship and the other Collateral). Any such written consent to any one transfer or change of flag or port of documentation shall not be construed to be a waiver of this provision with respect to any subsequent proposed transfer or change of flag or port of documentation. The Shipowner shall notify the Registrar of British Ships upon any change of residence of the ship.

                  (b) Without the prior written consent of the Mortgagee, the Shipowner will not in any manner (i) sell, transfer or mortgage the Ship other than in accordance with Section 4.07 of the Indenture or (ii) enter into any charterparty, contract of affreightment, bill of lading or other engagement of affreightment or for the carriage or transportation of cargo or other operation of any kind of the Ship other than the charterparty existing on the date hereof.

                  SECTION 14: INSURANCES. (a) The Shipowner will cause to be carried and maintained on or in respect of the Ship without expense to the Mortgagee insurances, payable in U.S. Dollars, in amounts, against risks (including marine hull and machinery insurance, marine protection and indemnity insurance, war risks insurance and liability arising out of pollution and the spillage or leakage of cargo and cargo liability insurance) and in a form which is substantially equivalent to the coverage carried by other responsible and experienced companies engaged in the operation of ships similar to the Ship and for similar purposes and with insurance companies, underwriters, funds, mutual insurance associations or clubs of recognized standing. Hull and Machinery and war risk insurance shall be carried in an amount which is not less than the greater of the full commercial value of the Ship or 120% of the Ship Percentage of the Indebtedness hereby secured outstanding from time to time. Protection and indemnity insurance as well as required insurance against liability for pollution or spillage or leakage of cargo which shall have limitations of liability of not less than $500 million, shall be in the highest amount from time to time available for ships of the same type, size, age and flag as the Ship. The Shipowner will reimburse the Mortgagee for all premiums and other amounts paid by the Mortgagee in connection with mortgagee's interest insurance and additional peril pollution or equivalent cover in favor of the Mortgagee which shall insure the interest of the Mortgagee regardless of any breach or violation by the Shipowner or of any other person of any representation, warranty, covenant, condition, declaration or promise contained in any relevant policy and which shall be obtained through an insurance broker reasonably acceptable to the Mortgagee that is different from the insurance brokers utilized for all other insurances and reinsurances provided for hereunder. None of the aforementioned insurance shall provide for a deductible amount in excess of One

Million United States Dollars (U.S. $1,000,000) per occurrence (or equivalent in any other currency or currency unit).

                  In the case of all marine, navigating and war risk hull and machinery policies, the Shipowner will cause the Mortgagee to be named as an additional insured and will use all reasonable efforts (and cause its insurance broker to use all reasonable efforts) to cause the insurers under such policies to waive any liability of the Mortgagee for premiums, calls payable, assessments or advances under such policies and for the representations and warranties made therein by the Shipowner or any other person.

                  The Shipowner will also, without expense to the Mortgagee, have the Ship fully entered in a protection and indemnity association or club in good standing and acceptable to the Mortgagee. The Shipowner will cause such association or club to issue to the Mortgagee a Letter of Undertaking in a form satisfactory to the Mortgagee.

                  In the case of all protection and indemnity insurance (including insurance against liability arising out of pollution), the Shipowner will cause the Mortgagee to be named as an additional insured and will take such actions as shall be necessary so that the Mortgagee shall not be liable under such policies for payment of any premium, club call, assessment or advance or for the representations and warranties made therein by the Shipowner or any other person. Unless the Mortgagee shall have otherwise directed, any loss involving damage to the Ship which is not in excess of One Million United States Dollars (U.S. $1,000,000) may be paid directly for repair or salvage or to reimburse the Shipowner for the same. The Shipowner will cause its brokers to agree to advise the Mortgagee promptly of any default in the payment of any premium and of any other act or omission on the part of the Shipowner of which they have knowledge and which might invalidate or render unenforceable, in whole or in part, any insurance on the Ship.

                  The Shipowner will also cause such brokers to agree to mark their records and to advise the Mortgagee by cable, telex or facsimile transmission, at least seven (7) business days' prior to the expiration date of any insurance carried pursuant to this Mortgage, whether such insurance has been renewed or replaced with new insurance which complies with the provisions of this Section 14 and the other provisions of this Mortgage.

                  (b) The Shipowner will assign to the Mortgagee contemporaneously with the execution of the Mortgage any policies of insurance in respect of the Ship pursuant to an Insurance Assignment.

                  (c) Unless the Mortgagee shall otherwise agree, all insurance must name the Mortgagee as an assured, but without liability for premiums, calls or assessments, and all amounts of whatsoever nature payable under any insurance must be payable to the Mortgagee for distribution first to itself and thereafter to the Shipowner or others as their interests may appear. Nevertheless, until otherwise required by the Mortgagee by notice to the underwriters, (i) amounts payable under any insurance on the Ship with respect to protection and indemnity risks may be paid directly to the Shipowner to reimburse it for any loss, damage or expense incurred by it and covered by such insurance or to the person to whom any liability covered by such insurance has been incurred; PROVIDED, HOWEVER, that if the Mortgagee shall give notice that the Shipowner is in default hereunder, all such payments shall be made to the Mortgagee until the Indebtedness hereby secured has been fully discharged, and (ii) concerning amounts payable under any insurance with respect to the Ship involving any damage to the Ship not constituting an actual or constructive or an agreed or compromised total loss, the underwriters may pay direct for the repair, salvage or other charges involved or, if the Shipowner shall have first fully repaired the damage or paid all of the salvage or other charges, may pay the Shipowner as reimbursement therefor; PROVIDED, HOWEVER, that if such amounts (including any franchise or deductible) are in excess of One Million United States Dollars ($1,000,000), the underwriters shall make such payment to the Mortgagee. All payments of insurance shall be made to the Mortgagee if an Event of Default shall have occurred or any event which with the giving of notice or the lapse of time, or both, would constitute an Event of Default.

                  (d) All amounts paid to the Mortgagee in respect of any insurances on the Ship shall be disposed of as follows:

                  (i) any amount which might have been paid at the time, in accordance with the provisions of paragraph (c) above, directly to the Shipowner or others as their interest may appear shall be paid by the Mortgagee to, or as directed by, the Shipowner;

                  (ii) all amounts paid to the Mortgagee in respect of an Event of Loss shall be paid in accordance with Section 3.3(d) of the Collateral Agency Agreement;

                  (iii) so long as no Event of Default shall have occurred and be continuing, all other amounts paid to the Mortgagee in respect of any insurance on the Ship shall be applied to the making of needed repairs or other work on the Ship, or to the payment of other claims incurred by the Shipowner relating to the Ship, or may be paid to the Shipowner or whomsoever may be entitled thereto;

                  (iv) all remaining amounts paid to the Mortgagee in respect of any insurance on the Ship may, in the Mortgagee's sole discretion, be held and applied in accordance with the Collateral Agency Agreement;

                  (v) if an Event of Default shall have occurred and be continuing, any amounts shall be applied in accordance with Section 3.7 of the Collateral Agency Agreement.

                  (e) In the event that any claim or lien is asserted against the Ship for loss, damage or expense which is covered by insurance required hereunder and it is necessary for the Shipowner to obtain a bond or supply other security to prevent arrest of the Ship or to release the Ship from arrest on account of such claim or lien, the Mortgagee, on request of the Shipowner, may, in the sole discretion of the Mortgagee, assign to any person, firm or corporation executing a surety or guarantee bond or other Agreement to save or release the Ship from such arrest, all right, title and interest of the Mortgagee in and to said insurance covering said loss, damage or expense, as collateral security to indemnify against liability under said bond or other agreement.

                  (f) The Shipowner shall deliver to the Mortgagee certified copies or originals on the date hereof and annually at the times the Officers' Certificates are required to be delivered under the Indenture, of all certificates of entry, cover notes, binders and evidences of insurance and policies for the purpose of inspection or safekeeping. In addition, the Shipowner will furnish the Mortgagee concurrently with the execution hereof and thereafter at intervals of not more than twelve (12) calendar months, a detailed report by independent marine insurance brokers, selected by the Mortgagor and acceptable to the

Mortgagee, describing in reasonable detail the insurance pursuant to this
Section 14 and stating that in the opinion of such brokers such insurance complies in all material respects with the terms of this Section 14 and is common and customary for types of insurances and coverage generally required by mortgagees from prudent owners and operators of ships similar to the Ship and engaged in trades similar to the trades in which the Ship is engaged.

                  (g) The Shipowner agrees that it will not execute or permit or willingly allow to be done any act by which any insurance may be suspended, impaired or canceled, and that it will not permit or allow the Ship to undertake any voyage or run any risk or transport any cargo which may not be permitted by the policies in force, without having previously insured the Ship by additional coverage to extend to such voyages, risks or cargoes with insurance satisfactory to the Mortgagee and the Shipowner agrees (without limiting the foregoing) that it will not permit the Ship to enter or trade to any zone which is declared a war zone by any government or by the War Risk Insurers for the Ship unless the Mortgagee shall have first given its consent thereto in writing which Mortgagee shall have full power to withhold) and there shall have been effected by the Shipowner and at its expense such special insurance as the Mortgagee may require.

                  (h) In case any underwriter proposes to pay less on any claim than the amount thereof, the Shipowner shall forthwith inform the Mortgagee and the Mortgagee shall have the right to negotiate and agree to any compromise.

                  (i) The Shipowner will comply with and satisfy all of the provisions of any applicable law, convention, regulation, proclamation or order concerning financial responsibility for liabilities imposed on the Shipowner or the Ship with respect to pollution by any state or nation or political subdivision thereof and will maintain all certificates or other evidence of financial responsibility as may be required by any such law, convention, regulation, proclamation or order with respect to the trade which the Ship is from time to time engaged in and the cargo carried by it.

                  (j) All insurance required under this Deed and the Mortgage shall be placed and kept with such insurance companies or other insurance underwriters as shall be reasonably acceptable to the Mortgagee.

                  SECTION 15: REIMBURSEMENT FOR EXPENSES. (a) The Shipowner will reimburse the Mortgagee promptly, with interest at the interest rate applicable to the Notes per calendar month set forth in the Indenture for any and all expenditures which the Mortgagee may from time to time make, lay out or expend in providing such protection in respect of insurance, discharge or purchase of liens, taxes, dues, assessments, governmental charges, fines and penalties lawfully imposed, repairs, attorneys' fees, necessary translation fees for documents made in a language other than English and other matters as the Shipowner is obligated herein to provide, but fails to provide. Such obligation of the Shipowner to reimburse the Mortgagee shall be an additional indebtedness due from the Shipowner, secured by this Mortgage, and shall be payable by the Shipowner on demand. The Mortgagee, though privileged to do so, shall be under no obligation to the Shipowner to make any such expenditures, nor shall the making thereof relieve the Shipowner of any default in that respect.

                  SECTION 16: PERFORMANCE OF CHARTER. The Shipowner will fully perform, or cause to be performed, any and all charterparties and contracts of affreightment which are, or may be, entered into with respect to the Ship.

                  SECTION 17: EVENT OF LOSS. (a) So long as no Event of Default shall have occurred and be continuing, in the event of an actual, constructive, agreed or compromised total loss of the Ship, any adjustment or compromise of such loss by the Shipowner will be at the highest amount reasonably obtainable, and insurance or other payments for such loss shall be applied in accordance with Section 3.3(d) of the Collateral Agency Agreement.

                  (b) This Deed and the Mortgage shall extend to and constitute a lien upon, and the Shipowner hereby grants the Mortgagee a security interest in, all proceeds resulting from any of the events mentioned in subsection (a) above as security for the Indebtedness hereby secured.

                  SECTION 18: FINANCING STATEMENTS. The Shipowner hereby irrevocably authorizes the Mortgagee to file and record financing statements in any jurisdiction where the same may be in force and to make any filings or recordings under any legislation having similar effect for the purpose of perfecting or continuing the perfection of the security interests granted by the Shipowner to the Mortgagee herein and in the Mortgage without obtaining the signature of the Shipowner thereto. The Shipowner hereby irrevocably authorizes the Mortgagee to execute any such financing statement or similar document in the name of the Shipowner.

                  SECTION 19: INCORPORATION BY REFERENCE. All of the covenants, representations and agreements on the part of the Issuer as guaranteed by the Shipowner and of the Shipowner, which are set forth in, and all of the rights, powers and remedies of the Mortgagee which are provided for in, the Mortgage, the Indenture, the Working Capital Facility Agreement, the Collateral Agency Agreement, the other Security Agreements, the Working Capital Facility Agreement, the Collateral Agency Agreement and the Notes, together with all other provisions of the Indenture and the Notes, are incorporated herein by reference with the same force and effect as though set forth at length in this Deed.

                  SECTION 20: REQUISITION OF TITLE. In the event that the title or ownership of the Ship shall be requisitioned, purchased or taken by any government of any country or any department, agency or representative thereof, or any authority acting or purporting to act under color of government, pursuant to any present or future law, proclamation, decree, order or otherwise, the lien of this Mortgage shall be deemed to attach to the claim for compensation of the Shipowner for its interest in the Ship from such government or department, agency or representative, or from any other source, and the compensation, purchase price, reimbursement or award for such requisition, purchase or other taking of such title or ownership due the Shipowner from such government, department, agency or representative or other source, is hereby declared payable to the Mortgagee, who shall be entitled to receive the same, and shall apply the same as provided in Section 3.3(d) of the Collateral Agency Agreement; and in the event of any such requisition, purchase or taking, the Shipowner shall promptly execute and deliver to the Mortgagee such documents, if any, and shall promptly do and perform such acts, if any, as in the opinion of the Mortgagee may be necessary or useful to facilitate or expedite the collection by the Mortgagee of such compensation, purchase price, reimbursement or award.

                                   ARTICLE II.

                         Events of Default and Remedies.

                  SECTION 1: EVENTS OF DEFAULT. In case any one or more of the following events, herein termed "Events of Default", shall have occurred and be continuing:

                  (a) the statements in Sections 2 and 3 of Article I shall prove to be untrue;

                  (b) a default shall have occurred in the due and punctual observance and performance of any of the provisions of Sections 4, 5, 9, 10, 14(a), 14(b), 14(c), 14(g), 14(i), 16, 17 and 20 of Article I
         hereof;

                  (c) a default by the Shipowner in the observance or performance of any agreement under this Deed or the Mortgage shall have occurred and shall remain unremedied for twenty-one (21) days after written notice thereof shall have been given to the Shipowner by the Mortgagee; or

                  (d) an Event of Default under the Indenture, the Notes, or the Working Capital Facility Agreement;

then, and in each and every such case, the Mortgagee shall have the right, without prejudice to any statutory or common law remedies to:

                  (1) Declare all the then unpaid Indebtedness hereby secured to be due and payable immediately, and upon such declaration the same, including interest to date of declaration, shall become and be immediately due and payable;

                  (2) Exercise all of the rights and remedies in foreclosure and otherwise given to mortgagees by the provisions of the laws of Cyprus or of any other jurisdiction where the Ship may be found and exercise all of its rights and remedies as attorney-in-fact or otherwise under this Deed and the Mortgage;

                  (3) Bring suit at law, in equity or in admiralty, as it may be advised, to recover judgment for the Indebtedness hereby secured, and collect the same out of any and all property of the Shipowner whether covered by this Deed or the Mortgage or otherwise;

                  (4) Take and enter into possession of the Ship, at any time, wherever the same may be, without legal process and without being responsible for loss or damage, and the Shipowner or other person in possession forthwith upon demand of the Mortgagee shall surrender to the Mortgagee possession of the Ship and the Mortgagee may do all acts necessary, without being responsible for loss or damage, including hold, lay-up, lease, charter, operate or otherwise use such Ship for such time and upon such terms as it may deem to be for its best advantage, and demand, collect and retain all hire, freights, earnings, issues, revenues, income, profits, return premiums, salvage awards or recoveries, recoveries in general average, and all other sums due or to become due in respect of such Ship or in respect of any insurance thereon from any person whomsoever, accounting only for the net profits, if any, arising from such use of the Ship and charging upon all receipts from the use of the Ship or from the sale thereof by court proceedings or pursuant to Subsection (5) next following, all costs, expenses, charges, damages or losses by reason of such use; and if at any time the Mortgagee shall avail itself of the right herein given it to take the Ship, the Mortgagee shall have the right to dock the Ship for a reasonable time at any dock, pier or other premises of the Shipowner without charge, or to dock her at any other place at the cost and expense of the Shipowner.

                  (5) Take and enter into possession of the Ship, at any time, wherever the same may be, without legal process, and if it seems desirable to the Mortgagee and without being responsible for loss or damage, sell such Ship, at any place and at such time as the Mortgagee may specify and in such manner as the Mortgagee may deem advisable, free from any claim by the Shipowner in admiralty, in equity, at law or by statute, at public or private sale, by sealed bids or otherwise, by mailing, by air or otherwise, notice of such sale, whether public or private, addressed to the Shipowner at its last known address, fourteen
         (14) days prior to the date fixed for entering into the contract of sale and by first publishing notice of any such public sale for ten
         (10) consecutive days, in a newspaper published in the City of New York, State of New York or if the place of sale should not be in New York City then by publication of a similar notice at or near the place of sale; in the event that the Ship shall be offered for sale by private sale, no newspaper publication of notice shall be required, nor notice of adjournment of sale; sale may be held at such place and at such time as the Mortgagee by notice may have specified, or may be adjourned by the Mortgagee from time to time by announcement at the time and place appointed for such sale or for such adjourned sale, and without further notice or publication the Mortgagee may make any such sale at the time and place to which the same shall be so adjourned; and any sale may be conducted without bringing the Ship to the place designated for such sale and in such manner as the Mortgagee may deem to be for its best advantage, and the Mortgagee may become the purchaser at any judicial sale.

                  (6) Take and receive all insurance proceeds to which it shall become entitled by reason of the existence of an Event of Default and any acceleration of the Notes or of any amounts owed under the Working Capital Guarantee.

                  SECTION 2: SALE DIVESTS TITLE. Any sale of the Ship made in pursuance of this Deed, whether under the power of sale hereby granted or any judicial proceedings, shall operate to divest all right, title and interest of any nature whatsoever of the Shipowner therein and thereto, and shall bar the Shipowner, its successors and assigns, and all persons claiming by, through or under them. No purchaser shall be bound to inquire whether notice has been given, or whether any default has occurred, or as to the propriety of the sale, or as to the application of the proceeds thereof. In case of any such sale, the Mortgagee, if it is the purchaser, shall be entitled for the purpose of making settlement or payment for the property purchased to use and apply the Indebtedness hereby secured in order that there may be credited against the amount remaining due and unpaid thereon the sums payable out of the net proceeds of such sale to the Mortgagee after allowing for the costs and expense of sale and other charges; and thereupon such purchaser shall be credited, on account of such purchase price, with the net proceeds that shall have been so credited upon the Indebtedness hereby secured. At any such judicial sale, the Mortgagee may bid for and purchase such property, may credit against payment of the purchase price thereof all sums due under the Notes or the Working Capital Guarantee and upon compliance with the terms of sale may hold, retain and dispose of such property without further accountability therefor.

                  SECTION 3: MORTGAGEE'S POWER OF ATTORNEY-SALES. The Mortgagee is hereby appointed attorney-in-fact of the Shipowner, upon the happening of any Event of Default, to execute and deliver to any purchaser aforesaid, and is hereby vested with full power and authority to make, in the name and on behalf of the Shipowner, a good conveyance of the title to the Ship so sold. In the event of any sale of the Ship, under any power herein contained, the Shipowner will, if and when required by the Mortgagee, execute such form of conveyance of the Ship as the Mortgagee may direct or approve.

                  SECTION 4: MORTGAGEE'S POWER OF ATTORNEY--COLLECTION. The Mortgagee is hereby appointed attorney-in-fact of the Shipowner upon the happening of any Event of Default, in the name and on behalf of the Shipowner to demand, collect, receive, compromise and sue for, so far as may be permitted by law, all freights, hire, earnings, issues, revenues, income and profits of the Ship and all amounts due from underwriters under any insurances thereon as payment of losses or as return premiums or otherwise, salvage awards and recoveries, recoveries in general average or otherwise, and all other sums due or to become due at the time of the happening of any Event of Default in respect of the Ship, or in respect of any insurances thereon, from any person whomsoever, and to make, give and execute in the name of the Shipowner acquittances, receipts, releases or other discharges for the same, whether under seal or otherwise, and to endorse and accept in the name of the Shipowner all checks, notes, drafts, warrants, agreements and other instruments in writing with respect to the foregoing.

                  SECTION 5: MORTGAGEE POWER OF ATTORNEY--DISCHARGE OF LIENS. The Shipowner authorizes and empowers the Mortgagee or its appointees or any of them to appear in the name of the Shipowner, its successors and assigns, in any court of any country or nation of the world where a suit is pending against the Ship because of or on account of any alleged lien against the Ship from which the Ship has not been released and to take such proceedings as to them or any of them as may seem proper towards the defense of such suit and the purchase or discharge of such lien, and all expenditures made or incurred by them or any of them for the purpose of such defense or purchase or discharge shall be a debt due from the Shipowner, its successors and assigns, to the Mortgagee, shall be payable on demand and shall be secured by the lien of this Deed and the Mortgage in like manner and extent as if the amount and description thereof were written herein.

                  SECTION 6: DELIVERY OF SHIP. Whenever any right to enter and take possession of the Ship accrues to the Mortgagee, it may require the Shipowner to deliver, and the Shipowner shall on demand, at its own cost and expense, deliver to the Mortgagee the Ship as demanded. If the Mortgagee shall be entitled to take any legal proceedings to enforce any right under this Mortgage, the Mortgagee shall be entitled as a matter of right to the appointment of a receiver of the Ship and of the freights, hire, earnings, issues, revenues, income and profits due or to become due and arising from the operation thereof.

                  SECTION 7: INDEMNIFICATION. The Shipowner covenants that upon the happening of any one or more of the Events of Default, then, upon written demand of the Mortgagee, the Shipowner will pay to the Mortgagee the whole amount due and payable in respect of the Indebtedness hereby secured; and in case the Shipowner shall fail to pay the same forthwith upon such demand, the Mortgagee shall be entitled to recover judgment for the whole amount so due and unpaid, together with such further amounts as shall be sufficient to cover the reasonable compensation to the Mortgagee's agents, attorneys and counsel and any necessary advances, expenses and liabilities made or incurred by it hereunder. All moneys collected by the Mortgagee under this Section 7 shall be applied by the Mortgagee in accordance with the provisions of Section 3.7 of the Collateral Agency Agreement.

                  SECTION 8: EVERY POWER CUMULATIVE. Each and every power and remedy herein given to the Mortgagee shall be cumulative and shall be in addition to every other power and remedy herein given or now or hereafter existing at law, in equity, in admiralty or by statute, and each and every power and remedy whether herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Mortgagee, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other power or remedy. No delay or omission by the Mortgagee in the exercise of any right or power or in the pursuance of any remedy accruing upon any default as above defined shall impair any such right, power or remedy or be construed to be a waiver of any such Event of Default or to be an acquiescence therein; nor shall the acceptance by the Mortgagee of any security or of any payment of or on account of the Indebtedness hereby secured maturing after any Event of Default or of any payment on account of any past default be construed to be a waiver of any right to take advantage of any future Event of Default or of any past Event of Default not completely cured thereby. No consent, waiver or approval of the Mortgagee shall be deemed to be effective unless in writing and duly signed by authorized signatories of the Mortgagee.

                  SECTION 9: CURE OF DEFAULTS. Subject to the terms of the Indenture, if at any time after an Event of Default and prior to the actual sale of the Ship by the Mortgagee or prior to any enforcement or foreclosure proceedings, the Shipowner offers completely to cure all Events of Default and to pay all expenses, advances and damages to the Mortgagee consequent on such Events of Default, with interest with respect to the Shipowner's obligations as provided herein or in the Indenture or the Working Capital Facility Agreement as set forth therein, then the Mortgagee may, but shall not be required to, accept such offer and payment and restore the Shipowner to its former position, but such action, if taken, shall not affect any subsequent Event of Default or impair any rights consequent thereon.

                  SECTION 10: RESTORATION. In case the Mortgagee shall have proceeded to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Mortgagee, then and in every such case the Shipowner and the Mortgagee shall be restored to their former positions and rights hereunder with respect to the property subject or intended to be subject to this Deed, and all rights, remedies and powers of the Mortgagee shall continue as if no such proceedings had been taken.

                  SECTION 11: DISTRIBUTION OF PROCEEDS. The proceeds of any sale of the Ship and the net earnings of any charter operation or other use of the Ship and any and all other moneys received by the Mortgagee pursuant to or under the terms of this Mortgage or in any proceedings hereunder, the application of which has not elsewhere herein been specifically provided for, shall be applied in accordance with Section [6.10] of the Indenture and Section 3.3(d) of the Collateral Agency Agreement.

                  SECTION 12: QUIET ENJOYMENT. Until one or more of the Events of Default hereinabove described shall happen, the Shipowner (a) shall be suffered and permitted to retain actual possession and use of the Ship and (b) shall have the right, from time to time, in its discretion, and without application to the Mortgagee subject to the terms of the Indenture, and without obtaining a release thereof by the Mortgagee, to dispose of, free from the lien hereof, any boilers, engines, machinery, masts, spars, sails, rigging, boats, anchors, chains, tackle, apparel, drills, furniture, fittings or equipment or any other appurtenances of the Ship that are no longer useful, necessary, profitable or advantageous in the operation of the Ship, first or simultaneously replacing the same by new boilers, engines, machinery, masts, spars, sails, rigging, boats, anchors, chains, tackle, drills, apparel, furniture, fittings, equipment, or other appurtenances of substantially equal value to the Shipowner, which shall forthwith become subject to the lien of this Deed and the Mortgage as a preferred mortgage thereon.

                  SECTION 13: NO WAIVER OF PREFERRED STATUS (a) If any provision of this Deed or the Mortgage should be deemed invalid or shall be deemed to affect adversely the preferred status of this Deed or the Mortgage under any applicable law, such provision shall cease to be a part of this Deed and the Mortgage without affecting the remaining provisions, which shall remain in full force and effect.

                  (b) In the event that the Indenture, the Guarantee, the Working Capital Facility Agreement, the Working Capital Guarantee, the Collateral Agency Agreement, this Deed, the Mortgage or any of the documents or instruments which may from time to time be delivered hereunder or thereunder or any provision hereof or thereof shall be deemed invalidated by present or future law of any nation or by decision of any court, or if any third party shall fail or refuse to recognize any of the powers granted to the Mortgagee hereunder when it is sought to exercise them, this shall not affect the validity and/or enforceability of all or any other parts of the Indenture, the Guarantee, the Working Capital Facility Agreement, the Working Capital Guarantee, the Collateral Agency Agreement, this Deed, the Mortgage or such documents or instruments and, in any such case, the Shipowner covenants and agrees that, on demand, it will execute and deliver such other and further agreements and/or documents and/or instruments and do such things as the Mortgagee in its sole discretion may deem to be necessary to carry out the true intent of this Deed and the Mortgage and of the obligations secured hereby.

                  (c) Anything herein to the contrary notwithstanding, it is intended that nothing herein shall waive the preferred status of this Deed or the Mortgage and that, if any provision or portion thereof herein shall be construed to waive the preferred status of this Deed or the Mortgage, then such provision to such extent shall be void and of no effect.

                  SECTION 14: VENUE. In the event of any legal proceedings,
Section 7.12 of the Collateral Agency Agreement shall apply. Notwithstanding
Section 7.12 of the Collateral Agency Agreement, the Mortgagee is free to initiate proceedings before any other court worldwide where the Ship may be found, and the Shipowner hereby expressly and irrevocably consents to the jurisdiction of any court in any jurisdiction whatsoever where the Ship may at any time be located for the purpose of the foreclosure of this Mortgage, the sale of the Shipowner's interest in the Ship or the enforcement of any other remedy or right hereunder, and hereby expressly and irrevocably submits the person of the Shipowner and its interests in the Ship to the jurisdiction of any such court in any such action or proceeding.

                                  ARTICLE III.

                               Sundry Provisions.

                  SECTION 1: BINDING ON SUCCESSORS. All of the covenants, promises, stipulations and agreements of the Shipowner in this Deed and the Mortgage contained shall bind the Shipowner and its successors and assigns and shall inure to the benefit of the Mortgagee and its respective successors and assigns. In the event of any assignment or transfer of this Deed or the Mortgage to the extent permitted by the Indenture, the term "Mortgagee", as used in this Deed, shall be deemed to mean any such assignee or transferee.

                  SECTION 2: EXERCISE BY AGENTS. Wherever and whenever herein any right, power or authority is granted or given to the Mortgagee, such right, power or authority may be exercised in all cases by the Mortgagee or such agent or agents as it may appoint, and the act or acts of such agent or agents when taken shall constitute the act of the Mortgagee hereunder.

                  SECTION 3: NOTICES. Any notice or other communication to be given pursuant hereto shall be in the manner provided in the Indenture and addressed as follows:

         If to the Mortgagee, to

                  The First National Bank of Maryland, as
                    Collateral Agent, Trustee and Mortgagee
                  Corporate Trust Department
                  25 South Charles Street
                  Baltimore, MD  21201

                  Telephone:        410-244-4224
                  Telefax:                  410-244-4236
                  Telex:

         If to the Shipowner, to

                  --------------------------
                  --------------------------
                  --------------------------
                  --------------------------

                  Telephone:
                  Telefax:
                  Telex:

or at such other address as either party may notify to the other in writing.

                  SECTION 4: TITLES AND SECTION HEADINGS. The titles and section headings in this Mortgage are for convenience only and shall not affect the construction hereof.

                  SECTION 5: STAMP TAX. The Shipowner shall be responsible for payment of any and all stamp duties eligible in respect of this deed, the Indenture or the Working Capital Facility Agreement and shall indemnify the Mortgagee on demand against any and all expenditure and liability incurred by the Mortgagee in connection with the payment of such stamp duty.

                  IN WITNESS WHEREOF, the Shipowner and the Mortgagee has caused their respective common seals to be hereunto affixed and this Deed on the MV [NAME OF SHIP] to be duly executed the day and year first above written.


                               THE FIRST SCHEDULE HEREINBEFORE REFERRED TO:

                  [Name of ship]

                  _________________ whose port of registry is George Town; Cayman Islands and whose Official Number is ________.



SIGNED, SEALED AND DELIVERED                  [NAME OF SHIPOWNER]
AS A DEED

by__________________________
the duly authorized ________
____________________________                  By:_________________________
for and on behalf of _______                      Name:
in the presence of _________                      Title:



                                              THE FIRST NATIONAL BANK OF
SIGNED, SEALED AND DELIVERED                    MARYLAND
AS A DEED

by__________________________
the duly authorized ________
____________________________                  By:_________________________
for and on behalf of _______                      Name:
in the presence of _________                      Title:

STATE OF NEW YORK   )
                    )  ss.:
COUNTY OF NEW YORK  )


                  On this ____ day of ______, _____, before me personally appeared _______________, to me known, who, being by me duly sworn, did depose and say that he/she resides at __________________, ______________,
_________________; that he/she is the Attorney-in-Fact of
_______________________ a ___________ corporation, the company described in and which executed the foregoing instrument; that he/she signed his/her name thereto pursuant to a power of attorney granted by the Board of Directors of said corporation and that the foregoing instrument is the act and deed of said corporation.



                                        -------------------------
                                                NOTARY PUBLIC

STATE OF NEW YORK   )
                    )  ss.:
COUNTY OF NEW YORK  )


                  On this ____ day of ______, _____, before me personally appeared _______________, to me known, who, being by me duly sworn, did depose and say that he/she resides at __________________, ______________,
_________________; that he/she is the Attorney-in-Fact of
_______________________ a ___________ corporation, the company described in and which executed the foregoing instrument; that he/she signed his/her name thereto pursuant to a power of attorney granted by the Board of Directors of said corporation and that the foregoing instrument is the act and deed of said corporation.



                                        -------------------------
                                                NOTARY PUBLIC

STATE OF NEW YORK   )
                    )  ss.:
COUNTY OF NEW YORK  )


                  On this ____ day of ______, _____, before me personally appeared _______________, to me known, who, being by me duly sworn, did depose and say that he/she resides at __________________, ______________,
_________________; that he/she is the Attorney-in-Fact of
_______________________ a ___________ corporation, the company described in and which executed the foregoing instrument; that he/she signed his/her name thereto pursuant to a power of attorney granted by the Board of Directors of said corporation and that the foregoing instrument is the act and deed of said corporation.



                                        -------------------------
                                                NOTARY PUBLIC

                                                                              24

                                TABLE OF CONTENTS

                                                                                                  Page No.

WHEREAS: ................................................................................................2

                                   ARTICLE I.

                   COVENANTS OF THE SHIPOWNER TO THE MORTGAGEE


         Section 1:  Acknowledgment of Debt; Governing Law...............................................4
         Section 2:  Organization of Shipowner...........................................................4
         Section 3:  No Existing Liens...................................................................4
         Section 4:  Preferred Mortgage under Cypriot Law................................................5
         Section 5:  No Unlawful Operation...............................................................5
         Section 6:  Payment of Taxes, etc...............................................................5
         Section 7:  No Power To Create Liens............................................................5
         Section 8:  Notice of Mortgage..................................................................5
         SECTION 9:  DISCHARGE OF LIENS, ENCUMBRANCES, ETC...............................................6
         Section 10:  Libel..............................................................................6
         Section 11: Ship Condition......................................................................6
         Section 12:  Provision of Information and Documents.............................................7
         Section 13:  No Transfer of Flag; Sale; Charter.................................................8
         Section 14:  Insurances.........................................................................8
         Section 15:  Reimbursement for Expenses........................................................11
         Section 16:  Performance of Charter............................................................12
         Section 17:  Event of Loss.....................................................................12
         Section 18:  Financing Statements..............................................................12
         Section 19:  Incorporation by Reference........................................................12
         Section 20: Requisition of Title...............................................................12

                                   ARTICLE II.

                         Events of Default and Remedies
         Section 1:  Events of Default..................................................................13
         Section 2:  Sale Divests Title.................................................................14
         Section 3:  Mortgagee's Power of Attorney-Sales................................................15
         Section 4:  Mortgagee's Power of Attorney--Collection...........................................15
         Section 5:  Mortgagee Power of Attorney--Discharge of Liens.....................................15
         Section 6:  Delivery of Ship...................................................................15
         Section 7:  Indemnification....................................................................15
         Section 8:  Every Power Cumulative.............................................................16
         Section 9:  Cure of Defaults...................................................................16
         Section 10:  Restoration.......................................................................16
         Section 11:  Distribution of Proceeds..........................................................16
         Section 12:  Quiet Enjoyment...................................................................16
         Section 13:  No Waiver of Preferred Status  ...................................................17
         Section 14:  Venue.............................................................................17

                                  ARTICLE III.

                                Sundry Provisions


         Section 1:  Binding on Successors..............................................................18
         Section 2:  Exercise by Agents.................................................................18
         Section 3:  Notices............................................................................18
         Section 4:  Titles and Section Headings........................................................18
         Section 5: Stamp Tax...........................................................................18